PRESS RELEASE

Kevin D. Williams | Chief Financial Officer | (417) 235-6652
FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Third Quarter Fiscal 2022 Results

Monett, MO, May 3, 2022 – Jack Henry & Associates, Inc. (NASDAQ: JKHY), a leading provider of technology solutions and payment processing services primarily for the financial services industry, today announces results for the third quarter of fiscal 2022 and discusses its continued response to the novel coronavirus (COVID-19) pandemic (page 8 below).

Year to date summary:
•GAAP revenue increased 12% and operating income increased 23% for the nine months ended March 31, 2022 compared to the prior-year period.
•Non-GAAP adjusted revenue increased 9% and non-GAAP adjusted operating income increased 14% for the nine months ended March 31, 2022 compared to the prior-year period.[1]
•GAAP EPS was $3.84 per diluted share for the nine months ended March 31, 2022, compared to $3.08 per diluted share in the prior-year period.
•Cash at March 31, 2022 was $39.8 million and $70.1 million at March 31, 2021.
•Debt related to the revolving credit line was $225 million at March 31, 2022 and $200 million at March 31, 2021.
Third quarter summary:
•GAAP revenue increased 10% and operating income increased 22% for the quarter compared to the prior-year quarter.
•Non-GAAP adjusted revenue increased 7% and non-GAAP adjusted operating income increased 11% for the quarter compared to the prior-year quarter.[1]
•GAAP EPS was $1.16 per diluted share for the quarter, compared to $0.95 per diluted share in the prior-year quarter.
Full-year fiscal 2022 guidance:
•GAAP revenue $1,939 million to $1,942 million
•GAAP EPS $4.80 to $4.85
•Non-GAAP revenue $1,889 million to $1,892 million[2]

Year to date Revenue		Year to date Operating Income		Year to date[3]

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP Net Income
increased	increased	increased	increased	increased
12%	9%	23%	14%	20%

Third quarter Revenue		Third quarter Operating Income		Year to date[3]

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	Non-GAAP EBITDA[1]
increased	increased	increased	increased	increased
10%	7%	22%	11%	10%

According to David Foss, Board Chair and CEO, “We are very pleased to report another quarter of revenue growth and overall strong financial performance. We continue to experience great demand for Jack Henry financial technology solutions in the markets we serve. The technology modernization strategy we shared publicly in February has been received very positively by the industry, and we’re excited about the opportunities this strategy creates for our clients, their accountholders, and our company. As a well-rounded financial technology company, we are dedicated to strengthening connections between community and regional financial institutions and the people and businesses they serve.”

1 See tables below reconciling non-GAAP financial measures to GAAP.
2 See tables below reconciling fiscal year 2022 GAAP to non-GAAP guidance.
3 See tables below on page 10 reconciling Net Income to non-GAAP EBITDA.

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Operating Results
Revenue, operating expenses, operating income, and net income for the three and nine months ended March 31, 2022, as compared to the three and nine months ended March 31, 2021, were as follows:

(Unaudited, in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2022	2021		2022	2021
Services and support	$282,921	$254,639	11%	$876,625	$786,509	11%
Percentage of total revenue	59%	59%		60%	60%
Processing	195,339	179,137	9%	583,587	521,429	12%
Percentage of total revenue	41%	41%		40%	40%
REVENUE	$478,260	$433,776	10%	$1,460,212	$1,307,938	12%
•Services and support revenue increased for the third quarter, primarily driven by an increase in deconversion fee revenue of $13,064. Other increases were data processing and hosting fees and implementation revenue. Processing revenue increased for the third quarter, primarily driven by growth in card processing fee revenue of 6%. Other increases were in Jack Henry digital and remote capture and automated clearinghouse (ACH) revenues.
•Services and support revenue increased for the year-to-date period, primarily driven by growth in data processing and hosting fee revenue of 12%. Other increases were deconversion fee, implementation, and software usage fee revenues. Processing revenue increased for the year-to-date period, primarily driven by growth in card processing fee revenue of 10%. Other increases were in Jack Henry digital and remote capture and ACH revenues.
•For the third quarter, core segment revenue increased 12%, payments segment revenue increased 10%, complementary segment revenue increased 10%, and corporate and other segment revenue decreased 1%. Non-GAAP adjusted core segment revenue increased 7%, non-GAAP adjusted payments segment revenue increased 9%, non-GAAP adjusted complementary segment revenue increased 7%, and non-GAAP adjusted corporate and other segment revenue decreased 1% (see revenue lines of segment break-out tables on page 4 below).
•For the year-to-date period, core segment revenue increased 11%, payments segment revenue increased 12%, complementary segment revenue increased 12%, and corporate and other segment revenue increased 11%. Non-GAAP adjusted core segment revenue increased 8%, non-GAAP adjusted payments segment revenue increased 10%, non-GAAP adjusted complementary segment revenue increased 9%, and non-GAAP adjusted corporate and other segment revenue increased 11% (see revenue lines of segment break-out tables on page 5 below).

(Unaudited, in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2022	2021		2022	2021
Cost of revenue	$282,339	$267,770	5%	$841,799	$788,481	7%
Percentage of total revenue	59%	62%		58%	60%
Research and development	30,725	27,395	12%	87,394	80,233	9%
Percentage of total revenue	6%	6%		6%	6%
Selling, general, and administrative	53,607	47,408	13%	160,172	136,801	17%
Percentage of total revenue	11%	11%		11%	10%
OPERATING EXPENSES	366,671	342,573	7%	1,089,365	1,005,515	8%

OPERATING INCOME	$111,589	$91,203	22%	$370,847	$302,423	23%
Operating margin[4]	23%	21%		25%	23%
•Cost of revenue increased for the third quarter and year-to-date period, primarily due to higher costs associated with our card processing platform and personnel costs. Operating licenses and fees also contributed to the increase for the year-to-date period.
•Research and development expense increased for the third quarter and year-to-date period, primarily due to higher personnel costs (net of capitalized personnel costs).
•Selling, general, and administrative expense increased for the third quarter and year-to-date period, primarily due to higher personnel costs and travel expenses. A smaller gain on sale of assets, period-over-period, also contributed to the increase for the year-to-date period.
4 Operating margin is calculated by dividing operating income by revenue.

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(Unaudited, in thousands, except per share data)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2022	2021		2022	2021
Income before income taxes	$110,901	$90,937	22%	$369,476	$302,042	22%
Provision for income taxes	26,194	19,528	34%	86,986	67,435	29%
NET INCOME	$84,707	$71,409	19%	$282,490	$234,607	20%
Diluted earnings per share	$1.16	$0.95	23%	$3.84	$3.08	25%
•Effective tax rates for the third quarter of fiscal years 2022 and 2021 were 23.6% and 21.5%, respectively. Effective tax rates for the year-to-date period of fiscal years 2022 and 2021 were 23.5% and 22.3%, respectively.
•The Company repurchased 1.25 million shares of common stock during fiscal year-to-date 2022 and 2.5 million shares of common stock during fiscal year-to-date 2021. Common stock repurchases during the trailing twelve months contributed $0.02 to diluted earnings per share for the third quarter and $0.05 for year-to-date fiscal 2022.

According to Kevin Williams, CFO and Treasurer, “For the third quarter of the fiscal year, our private cloud and processing services continue to drive revenue growth. As we guided in February our deconversion fees were up considerably in our third fiscal quarter compared to a year ago. We reported solid 10% GAAP and 7% non-GAAP revenue growth compared to the prior year quarter. We also saw nice margin expansion on both a GAAP and non-GAAP basis compared to the prior year. We continue to be pleased to report our Return on Average Shareholders’ Equity and Return on Invested Capital (ROIC) of 27.2% and 23.4% for the trailing twelve months, respectively, which improved nicely from 20.9% and 19.2%, respectively, for those financial performance measurements a year ago. I continue to be amazed at the dedication and contributions to support our customers by our management team and associates.”

Non-GAAP Impact of Deconversion Fees, Acquisitions and Divestitures

The table below is our revenue and operating income (in thousands) for the three and nine months ended March 31, 2022 compared to the three and nine months ended March 31, 2021, excluding the impacts of deconversion fees, acquisitions and divestitures, and gain/loss.

	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
(Unaudited, in thousands)	2022	2021		2022	2021

Revenue (GAAP)	$478,260	$433,776	10%	$1,460,212	$1,307,938	12%

Adjustments:
Deconversion fee revenue	(17,431)	(4,367)		(48,058)	(12,405)
Revenue from acquisitions and divestitures	(71)	—		(273)	(1,182)

NON-GAAP ADJUSTED REVENUE	$460,758	$429,409	7%	$1,411,881	$1,294,351	9%

Operating income (GAAP)	$111,589	$91,203	22%	$370,847	$302,423	23%

Adjustments:
Operating income from deconversion fees*	(15,482)	(3,967)		(43,022)	(11,105)
Operating (income)/loss from acquisitions, divestitures and gain/loss	306	—		372	(2,410)

NON-GAAP ADJUSTED OPERATING INCOME	$96,413	$87,236	11%	$328,197	$288,908	14%
*For the fiscal quarters ended March 31, 2022 and 2021, deconversion costs were $1,949 and $400, respectively. For the fiscal year-to-date periods ended March 31, 2022 and 2021, deconversion costs were $5,036 and $1,300, respectively.

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The tables below are the segment breakdown of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended March 31, 2022
(Unaudited, in thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE (GAAP)	$150,799	$177,547	$137,710	$12,204	$478,260
Deconversion fees	(8,154)	(4,703)	(4,540)	(34)	(17,431)
Revenue from acquisitions and divestitures	—	—	(71)	—	(71)
NON-GAAP ADJUSTED REVENUE	142,645	172,844	133,099	12,170	460,758

COST OF REVENUE	66,576	94,628	58,957	62,178	282,339
Non-GAAP adjustments	(623)	(28)	(520)	(3)	(1,174)
NON-GAAP ADJUSTED COST OF REVENUE	65,953	94,600	58,437	62,175	281,165

NON-GAAP ADJUSTED SEGMENT INCOME	$76,692	$78,244	$74,662	$(50,005)

Research and development					30,725
Selling, general, and administrative					53,607
Non-GAAP adjustments unassigned to a segment					(1,152)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					364,345

NON-GAAP ADJUSTED OPERATING INCOME					$96,413

	Three Months Ended March 31, 2021
(Unaudited, in thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE (GAAP)	$135,149	$160,841	$125,431	$12,355	$433,776
Deconversion fees	(1,362)	(1,911)	(1,080)	(14)	(4,367)
Revenue from acquisitions and divestitures	—	—	—	—	—
NON-GAAP ADJUSTED REVENUE	133,787	158,930	124,351	12,341	429,409

COST OF REVENUE	63,225	87,628	54,207	62,710	267,770
Non-GAAP adjustments	(148)	(24)	(176)	(4)	(352)
NON-GAAP ADJUSTED COST OF REVENUE	63,077	87,604	54,031	62,706	267,418

NON-GAAP ADJUSTED SEGMENT INCOME	$70,710	$71,326	$70,320	$(50,365)

Research and development					27,395
Selling, general, and administrative					47,408
Non-GAAP adjustments unassigned to a segment					(48)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					342,173

NON-GAAP ADJUSTED OPERATING INCOME					$87,236

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	Nine Months Ended March 31, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$470,962	$529,697	$420,915	$38,638	$1,460,212
Deconversion fees	(21,176)	(13,084)	(13,554)	(244)	(48,058)
Revenue from acquisitions and divestitures	—	—	(273)	—	(273)
Non-GAAP Adjusted Revenue	449,786	516,613	407,088	38,394	1,411,881

Cost of Revenue	198,032	283,423	172,593	187,751	841,799
Non-GAAP adjustments	(1,378)	(317)	(1,250)	(324)	(3,269)
Non-GAAP Adjusted Cost of Revenue	196,654	283,106	171,343	187,427	838,530

Non-GAAP Adjusted Segment Income	$253,132	$233,507	$235,745	$(149,033)

Research and Development					87,394
Selling, General, and Administrative					160,172
Non-GAAP adjustments unassigned to a segment					(2,412)
Non-GAAP Total Adjusted Operating Expenses					1,083,684

Non-GAAP Adjusted Operating Income					$328,197

	Nine Months Ended March 31, 2021
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$423,253	$472,756	$377,193	$34,736	$1,307,938
Deconversion fees	(4,297)	(4,433)	(3,588)	(87)	(12,405)
Revenue from acquisitions and divestitures	(1,182)	—	—	—	(1,182)
Non-GAAP Adjusted Revenue	417,774	468,323	373,605	34,649	1,294,351

Cost of Revenue	185,571	260,411	158,638	183,861	788,481
Non-GAAP adjustments	(1,050)	(109)	(429)	(50)	(1,638)
Non-GAAP Adjusted Cost of Revenue	184,521	260,302	158,209	183,811	786,843

Non-GAAP Adjusted Segment Income	$233,253	$208,021	$215,396	$(149,162)

Research and Development					80,233
Selling, General, and Administrative					136,801
Non-GAAP adjustments unassigned to a segment					1,566
Non-GAAP Total Adjusted Operating Expenses					1,005,443

Non-GAAP Adjusted Operating Income					$288,908

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The table below is our GAAP to non-GAAP guidance for fiscal 2022. Non-GAAP guidance excludes the impacts of deconversion fee and acquisition and divestiture revenue (see Use of Non-GAAP Financial Information below).

GAAP to Non-GAAP GUIDANCE (in millions, except per share data)	Annual FY22
	Low	High
REVENUE (GAAP)	$1,939	$1,942
Growth	10.3%	10.5%
Deconversion fee, acquisition and divestiture revenue	50	50
NON-GAAP ADJUSTED REVENUE	$1,889	$1,892
Non-GAAP adjusted growth	8.8%	9.0%

EPS (GAAP)	$4.80	$4.85
Growth	16.5%	17.7%

Balance Sheet and Cash Flow Review

•At March 31, 2022, cash and cash equivalents decreased to $39.8 million from $70.1 million at March 31, 2021.
•Trade receivables totaled $222.7 million at March 31, 2022 compared to $207.7 million at March 31, 2021.
•The Company had $225 million of borrowings at March 31, 2022 and $200 million borrowings at March 31, 2021.
•Total deferred revenue increased to $217.6 million at March 31, 2022, compared to $212.0 million a year ago.
•Stockholders' equity increased to $1,328.6 million at March 31, 2022, compared to $1,315.4 million a year ago.
*     See tables on page 7 for Net Cash Provided by Operating Activities and on page 11 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and return on invested capital (ROIC) to GAAP measures are also on page 11. See Use of Non-GAAP Financial Information below for definition of Free Cash Flow and ROIC.

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The following table summarizes net cash from operating activities (Unaudited, in thousands):

	Nine Months Ended March 31,
	2022	2021
Net income	$282,490	$234,607
Depreciation	38,339	39,816
Amortization	94,563	92,189
Change in deferred income taxes	15,681	13,205
Other non-cash expenses	19,604	12,753
Change in receivables	83,868	92,716
Change in deferred revenue	(177,987)	(177,021)
Change in other assets and liabilities	(55,161)	(41,950)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$301,397	$266,315

The following table summarizes net cash from investing activities (Unaudited, in thousands):

	Nine Months Ended March 31,
	2022	2021
Payment for acquisitions, net of cash acquired	$—	$(2,300)
Capital expenditures	(28,386)	(14,916)
Proceeds from dispositions	38	6,187
Purchased software	(7,726)	(5,820)
Computer software developed	(108,950)	(95,991)
Purchase of investments	—	(13,300)
NET CASH FROM INVESTING ACTIVITIES	$(145,024)	$(126,140)

The following table summarizes net cash from financing activities (Unaudited, in thousands):

	Nine Months Ended March 31,
	2022	2021
Borrowings on credit facilities*	$292,000	$200,000
Repayments on credit facilities and financing leases	(167,091)	(86)
Purchase of treasury stock*	(193,916)	(384,378)
Dividends paid	(103,376)	(99,778)
Net cash from issuance of stock and tax related to stock-based compensation	4,815	838
NET CASH FROM FINANCING ACTIVITIES	$(167,568)	$(283,404)
* For the nine months ended March 31, 2022, the Company repurchased 1.25 million shares of common stock compared to the nine months ended March 31, 2021, when the Company repurchased 2.5 million shares of common stock.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP include the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, and return on invested capital (ROIC).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. The non-GAAP financial measures adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, and adjusted operating expenses presented eliminate one-time deconversion fees, acquisitions and

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divestitures, and gain/loss, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversion fees, acquisitions and divestitures, and gain/loss. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.
Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP financial measures. Reconciliations of the non-GAAP financial measures to related GAAP financial measures are included.

COVID-19 Impact and Response
Since its outbreak in early calendar 2020, COVID-19 has rapidly spread and continues to represent a public health concern. The health, safety, and well-being of our employees and customers is of paramount importance to us. In March 2020, we established an internal task force composed of executive officers and other members of management to frequently assess updates to the COVID-19 situation and recommend Company actions. We offered remote working as a recommended option to employees whose job duties allowed them to work off-site, and we suspended all non-essential business travel. This company-wide recommendation initially extended until July 1, 2021, at which point we began transition to a return to our facilities and normalization of travel activities. However, we reimplemented our company-wide recommendation for remote work on August 3, 2021, based on new virus variants and increased infection rates. As of April 29, 2022 the majority of our employees were continuing to work remotely either full time or in a hybrid capacity. We have announced that our official return-to-office date is September 6, 2022, though employees can voluntarily return to the office on May 2, 2022. Individual decisions on returning to the office will be manager-coordinated and based on conversations with specific teams and departments. A large number of our employees have requested to remain fully remote or participate in a hybrid approach where they would split their time between remote and in-person working. While our business travel has increased in recent months, we continue to encourage a cautious approach to business travel activities.
Customers
We work closely with our customers who are scheduled for on-site visits to ensure their needs are met while taking necessary safety precautions when our employees are required to be at a customer site. Delays of customer system installations due to COVID-19 have been limited, and we have developed processes to handle remote installations when available. We expect these processes to provide flexibility and value both during and after the COVID-19 pandemic. Even though a substantial portion of our workforce has worked remotely during the outbreak and business travel has been limited, we have not yet experienced significant disruption to our operations. We believe our technological capabilities are well positioned to allow our employees to work remotely without materially impacting our business.
Financial impact
Despite the changes and restrictions caused by COVID-19, the overall financial and operational impact on our business has been limited and our liquidity, balance sheet, and business trends remain strong. We experienced positive operating cash flows during fiscal 2021 and the first nine months of fiscal 2022, and we do not expect that to change in the near term. However, we are unable to accurately predict the future impact of COVID-19 due to a number of uncertainties, including further government actions; the duration, severity and recurrence of the outbreak, including the onset of variants of the virus; the effectiveness of vaccines against new variants; the development and effectiveness of treatments; the effect on the economy generally; the potential impact to our customers, vendors, and employees; and how the potential impact might affect future customer services, processing and installation-related revenue, and processes and efficiencies within the Company directly or indirectly impacting financial results. We will continue to monitor COVID-19 and its possible impact on the Company and to take steps necessary to protect the health and safety of our employees and customers.

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About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack Henry (NASDAQ: JKHY) is a leading provider of technology solutions primarily for the financial services industry. We are an S&P 500 company that serves approximately 8,000 clients nationwide through three divisions: Jack Henry Banking® provides innovative solutions to community and regional banks; Symitar® provides industry-leading solutions to credit unions of all sizes; and ProfitStars® offers highly specialized solutions to financial institutions of every asset size, as well as diverse corporate entities outside of the financial services industry. With a heritage that has been dedicated to openness, partnership, and user centricity for more than 40 years, we are well-positioned as a driving market force in future-ready digital solutions and payment processing services. We empower our clients and consumers with the human-centered, tech-forward, and insights-driven solutions that will get them where they want to go. Are you future ready? Additional information is available at www.jackhenry.com.

The Company will hold a conference call on May 4, 2022; at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/events-and-presentations and will remain available for one year.

For More Information
To directly access the Company’s press releases, go to ir.jackhenry.com/press-releases.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

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Condensed Consolidated Statements of Income			% Change			% Change
	Three Months Ended March 31,			Nine Months Ended March 31,
(Unaudited, in thousands, except per share data)	2022	2021		2022	2021

REVENUE	$478,260	$433,776	10%	$1,460,212	$1,307,938	12%

Cost of revenue	282,339	267,770	5%	841,799	788,481	7%
Research and development	30,725	27,395	12%	87,394	80,233	9%
Selling, general, and administrative	53,607	47,408	13%	160,172	136,801	17%
EXPENSES	366,671	342,573	7%	1,089,365	1,005,515	8%

OPERATING INCOME	111,589	91,203	22%	370,847	302,423	23%

Interest income	3	24	(88)%	16	144	(89)%
Interest expense	(691)	(290)	138%	(1,387)	(525)	164%
Interest income (expense)	(688)	(266)	159%	(1,371)	(381)	260%

INCOME BEFORE INCOME TAXES	110,901	90,937	22%	369,476	302,042	22%

Provision for income taxes	26,194	19,528	34%	86,986	67,435	29%

NET INCOME	$84,707	$71,409	19%	$282,490	$234,607	20%

Diluted net income per share	$1.16	$0.95		$3.84	$3.08
Diluted weighted average shares outstanding	73,019	75,431		73,619	76,141

Condensed Consolidated Balance Sheet Highlights
				March 31,
(Unaudited, in thousands)				2022	2021
Cash and cash equivalents				$39,797	$70,116
Receivables				222,696	207,736
Total assets				2,272,103	2,211,499

Accounts payable and accrued expenses				$169,891	$160,502
Current and long-term debt				225,103	200,237
Deferred revenue				217,613	212,038
Stockholders' equity				1,328,608	1,315,443

Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
(in thousands)	2022	2021		2022	2021
Net income	$84,707	$71,409		$282,490	$234,607
Interest expense	691	290		1,387	525
Taxes	26,194	19,528		86,985	67,435
Depreciation and amortization	44,449	44,189		132,902	132,005
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time deconversions, acquisitions and divestitures, and gain/loss	(15,188)	(3,967)		(42,697)	(13,872)
NON-GAAP EBITDA	$140,853	$131,449	7%	$461,067	$420,700	10%

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Calculation of Free Cash Flow (Non-GAAP)
	Nine Months Ended March 31,
(in thousands)	2022	2021
Net cash from operating activities	$301,397	$266,315
Capitalized expenditures	(28,386)	(14,916)
Internal use software	(7,726)	(5,820)
Proceeds from sale of assets	38	6,187
Capitalized software	(108,950)	(95,991)
FREE CASH FLOW	$156,373	$155,775

Calculation of the Return on Average Shareholders’ Equity
	March 31,
(in thousands)	2022	2021
Net income (trailing four quarters)	$359,353	$295,951
Average stockholder's equity (period ending balances)	1,322,026	1,414,653
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY	27.2%	20.9%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)
	March 31,
(in thousands)	2022	2021
Net income (trailing four quarters)	$359,353	$295,951

Average stockholder's equity (period ending balances)	1,322,026	1,414,653
Average current maturities of long-term debt (period ending balances)	109	99
Average long-term debt (period ending balances)	212,561	127,643
Average invested capital	$1,534,696	$1,542,395

ROIC	23.4%	19.2%

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